Exhibit (11) under N-1A
                                         Exhibit 23 under Item 601/Reg SK

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 15, 1997, relating to the financial statements and financial highlights of Tennessee Tax-Free Bond Fund (a Portfolio of The Planters Funds), which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information which constitutes part of this Registration Statement.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Boston, Massachusetts
September 26, 1997